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                                                                    Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

PRIMARY EARNINGS PER SHARE

                                                        Three months ended
                                                             March 31,
                                                     1997                 1996
                                                     -------------------------
Weighted Average Common and
     Common Equivalent Shares:

Weighted Average Common Stock
     Outstanding During the Period                 6,278,594          6,205,842

Weighted Average Common Equivalent:
     Shares                                          674,220            970,285
                                                  ----------         ----------
                                                   6,952,814          7,176,127
                                                  ----------         ----------
Net Income                                        $  388,274         $  683,185
                                                  ==========         ==========

Net Income Per Common Share                       $     0.06         $     0.10
                                                  ==========         ==========


FULLY DILUTED EARNINGS PER SHARE

                                                        Three months ended
                                                             March 31,
                                                     1997                 1996
                                                     -------------------------
Weighted Average Common and
     Common Equivalent Shares:

Weighted Average Common Stock
     Outstanding During the Period                 6,278,594          6,205,842

Weighted Average Common Equivalent:
     Shares                                          674,072            969,803
                                                  ----------         ----------
                                                   6,952,666          7,175,645
                                                  ----------         ----------
Net Income                                        $  388,274         $  683,185
                                                  ==========         ==========

Net Income Per Common Share                       $     0.06         $     0.10
                                                  ==========         ==========


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